Exhibit 11



Statement Regarding Computation of Per Share Earnings


                                        Fourth Quarter Ended               Year Ended
(in 000's, except per share amounts)  Jan. 1, 2000   Jan 2, 1999    Jan. 1, 2000    Jan 2, 1999
                                      ------------   -----------    ------------    -----------
Weighted average shares outstanding      47,643         48,171         48,227          47,780

Effect of dilutive securities-options       179          1,191            662           1,504
                                        -------        -------        -------         -------
Shares for diluted EPS                   47,822         49,362         48,889          49,284
                                        =======        =======        =======         =======

Net income                              $ 5,584        $22,642        $50,042         $94,198
                                        =======        =======        =======         =======

Per share amounts:

   Basic                                $  0.12        $  0.47        $  1.04         $  1.97
                                        =======        =======        =======         =======

   Diluted                              $  0.12        $  0.46        $  1.02         $  1.91
                                        =======        =======        =======         =======
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